UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

Lake Sunapee Bank Group

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

New Hampshire Thrift Bancshares, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2015, New Hampshire Thrift Bancshares, Inc. (the “Company”) filed a Certificate of Amendment with the Secretary of State of the State of Delaware to amend (i) Article 1 of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to change its name from New Hampshire Thrift Bancshares, Inc. to Lake Sunapee Bank Group and (ii) Article 5 of the Certificate of Incorporation to increase the number of authorized shares of its common stock from 10,000,000 to 30,000,000. The amendment to the Certificate of Incorporation was adopted and approved by the Company’s Board of Directors on February 12, 2015 and by the Company’s stockholders at the Annual Meeting of Stockholders on May 14, 2015.

The new stock symbol for the Company will be “LSBG” (formerly “NHTB”), which the Company expects to be effective on June 1, 2015 on the NASDAQ Global Market. The new CUSIP number for the Company’s common stock will be 510866106. Outstanding stock certificates are not affected by the name change or the new CUSIP number and will not need to be exchanged.

A copy of the Certificate of Amendment is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SUNAPEE BANK GROUP

Date: May 20, 2015	By:	/s/ Laura Jacobi
Laura Jacobi
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.